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                                                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT


         This will confirm the agreement by and among all of the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of the Common Stock, $0.01 par value per share, of World Color Press, Inc. is being, and any and all amendments to such Schedule may be, filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Date:  August 9, 1999

                                  QUEBECOR PRINTING



                                  By: /s/ Christian M. Paupe
                                      --------------------------------
                                      Name:   Christian M. Paupe
                                      Title:  Executive Vice President


                                  PRINTING ACQUISITION INC.



                                  By:  /s/ Christian M. Paupe
                                      --------------------------------
                                      Name:   Christian M. Paupe
                                      Title:  Treasurer